      Portions of this Exhibit 10.33 have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

                                  EXHIBIT A TO
                             SUBSCRIPTION AGREEMENT

                         LICENSE AND SERVICES AGREEMENT


         This LICENSE AND SERVICES AGREEMENT, made the 17th day of July, 1997, by and between Oncogene Science, Inc. ("OSI"), a Delaware corporation having its principal place of business at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553, and Helicon Therapeutics, Inc. ("Company"), a Delaware corporation, having its principal place of business at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553.


         WHEREAS, the Company was organized to discover, develop and market pharmaceutical products; and

         WHEREAS, OSI is engaged in research relating to molecular screening and modulation transcription; and

         WHEREAS, the Company wishes to obtain the use of certain proprietary technology controlled by OSI for identifying the effect of compounds on genes and gene expression which is useful in the process of developing products for the treatment and prevention of human disease; and

         WHEREAS, the Company wishes to obtain the services of OSI in molecular screening;


         NOW, THEREFORE, in consideration of the agreements and covenants herein and for other valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed and covenanted by and among the parties to this Agreement that:


1.       Licenses.

         a. OSI hereby grants to the Company a world-wide, ** , non-exclusive license for a period of ten years, beginning as of the date of the issuance of Preferred Stock, $.01 par value per share, of the Company ("Preferred Stock") to OSI pursuant to paragraph 6 of this Agreement, in the Field ("long term memory and modulation of CREB** activity in synaptic plasticity"), to use the technology and to commercialize the products which are the subject of patent

--------------------
** This portion has been redacted pursuant to a confidential treatment request.

                  applications with numbers as set forth in Exhibit 1 hereto ("Applications") [and certain other technology, all] covering a method of screening and modulation transcription. However, if any patent or patents ("Patents") are issued as the result of the Applications, the rights granted under this paragraph 1(a) will terminate as to the territory within the scope of the Patents and the provisions of paragraph 1(b) below shall apply.

         b. OSI hereby grants to the Company a ** , non-exclusive license, for a period beginning on the date of the first issuance of the Patents and terminating on the date of the last expiration of the Patents, in the Field, to use and commercialize the "Patent Rights," which are (i) all Patents issued from the Applications or from divisionals or continuations of the Applications, (ii) all claims of United States and foreign continuation-in-part applications and patents which are directed to subject matter specifically described in the Applications, (iii) all claims of all foreign patent applications and patents which are directed to subject matter specifically described in the United States patents and/or patent applications described in (i) or (ii), and (iv) any reissues or reexaminations or United States patents described in (i), (ii) or (iii).

         c. The licenses granted in paragraphs 1(a) and 1(b) may by mutual agreement be extended on a case by case basis.

2. The Company recognizes that the Applications contain highly valuable proprietary, confidential information ("Confidential Information") and agrees that, until the Applications have been finally processed by the applicable governmental entity, it will (i) keep confidential, and cause its employees to keep confidential, all Confidential Information, and (ii) not use Confidential Information except as expressly permitted in this Agreement. The Company also agrees that disclosure of the Confidential Information to any officer, employee, agent or consultant shall be made only if and to the extent necessary to carry out the Company's responsibilities under, first, the Collaborative Research and License Agreement ("Collaboration Agreement") by and between Hoffmann-La Roche Inc. and the Company, to be entered, and, second, the Funded Research and License Agreement ("Research Agreement") by and between CSHL and the Company, heretofore or hereafter entered, and shall be limited to the maximum extent possible consistent with such responsibilities. The Company agrees not to disclose Confidential Information to any third party under any circumstance without written permission. The Company shall take such action to preserve the confidentiality of the Confidential Information as it would customarily take to preserve the confidentiality of its own confidential information. The Company represents that all of its employees which shall have access to the Confidential Information are bound by agreement to maintain such information in confidence. Confidential Information will be so designated by OSI in writing at the time of disclosure

--------------------
** This portion has been redacted pursuant to a confidential treatment request.


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      to the Company, and will include that information which as of the date of disclosure to the Company is not (a) known to the Company other than by virtue of a prior confidential disclosure to the Company by OSI, or (b) disclosed in the published literature, or otherwise generally known to the public, or (c) obtained from a third party that has no obligation of confidentiality to OSI.

3. OSI represents and warrants to the Company that (a) it is the holder of the Applications, (b) it has the right to grant the licenses granted in this Agreement, (c) there are no claims made against the Applications, and that (d) the licenses granted do not conflict with or violate the terms of any agreement between CSHL and any third party.

4.     Protection of Rights.

      a. Each party shall promptly notify the other party in writing of any alleged or threatened infringement of the Patents of which it becomes aware. OSI shall have the right but not the obligation to bring, at its own expense and in its sole control, an appropriate action against any person or entity infringing the Patents. The Company shall be entitled to separate representation in the matter by counsel of its own choice and at its own expense, and shall fully cooperate with OSI in prosecuting the action.

      b. If OSI or the Company is sued by a third party for infringement of a patent because of the Company's exercise of the rights granted in this Agreement, the party which has been sued shall promptly notify the other party in writing of the institution of the suit. The Company shall give to OSI all authority (including the right to exclusive control of the defense of any such suit, action, or proceeding and the exclusive right to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding), information and assistance necessary to defend or settle any such suit, action or proceeding. OSI shall bear the expenses for defending against any alleged infringement due to the exercise of the rights granted in this Agreement. OSI agrees to defend, protect, indemnify and hold harmless the Company from and against any loss or expense arising from any claim of a third party that it has been granted rights by OSI and that the Company in exercising its rights granted to it by OSI pursuant to this Agreement, has infringed upon the rights granted to such third party by OSI.

5. OSI will provide, during a one year period beginning as of the date of the issuance of the Preferred Stock by the Company to OSI pursuant to paragraph 6 of this Agreement, ** . OSI's collaborative rate is based upon**, allocated in the same manner as OSI does in its other collaborative research programs; an

--------------------

** This portion has been redacted pursuant to a confidential treatment request.


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         example of OSI's collaborative rate calculations is set forth in the initial budget for the Company. Initially, the collaborative rate for the Services is as set forth in Schedule A to this Agreement. The Services will be provided according to a Work Plan which will be established by the parties on a quarterly basis. For the first three month period, beginning as of the date of the issuance of the Preferred Stock by the Company to OSI pursuant to paragraph 6 of this Agreement, the Work Plan is set forth in Schedule B to this Agreement.

6. In consideration for the rights granted herein, the Company will issue to OSI ** shares of its Preferred Stock within two days of the date of this Agreement as more fully set forth in the Subscription Agreement.

7. Should ownership or control of the Company change due to a transaction or related series of transactions which result in more than fifty percent of the Company's voting stock being transferred to a single entity or related group of entities within a six month period, or in the sale of all or substantially all of the assets of its business, the Company shall inform OSI in writing of the relevant event within thirty days of its occurrence. If the acquiring entity does not agree in writing to assume and be bound by the obligations of this Agreement by providing written notice thereof to OSI within thirty days of the date the written notice of the occurrence of the event is provided to OSI, OSI may, at any subsequent time but not later than ninety days following receipt of notice of occurrence of the event, terminate the licenses and the Services provided pursuant to this Agreement upon giving three months prior written notice.

8. OSI may terminate the licenses and the Services provided pursuant to this Agreement upon thirty days written notice if, at any time, the Company files a petition in bankruptcy or insolvency before the courts or applies for the appointment of a receiver or trustee for all of its assets or any part thereof, or if the Company proposes a written agreement of consolidation or extension of debts, or if the Company is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within sixty days after its filing, or if the Company proposes or is a party to any dissolution or liquidation, or if the Company makes an assignment for the benefit of creditors.

9.       The parties each represents and warrants that:

         a. It is an entity duly organized, validly existing and is in good standing under the laws of its domicile, is qualified to do business and is in good standing as a corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

--------------------

** This portion has been redacted pursuant to a confidential treatment request.


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      b.    The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of its stockholders (other than that which has been obtained), (ii) violate any provision of any law, rule, regulation, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter, organization agreement or by-laws or (iii) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

      c. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

10. All notices shall be mailed via certified mail, return receipt requested, or courier addressed as follows, or to such other address as may be designated from time to time:


             If to OSI:                At its address as set forth at the
                                       beginning of this Agreement

                                       Attn.: Arthur Bruskin, Ph.D.
                                              Oncogene Science, Inc.
                                              106 Charles Lindbergh Boulevard
                                              Uniondale, NY 11553

             If to the Company:        At its address as set forth at the
                                       beginning of this Agreement

                                       Attn.: Walter Lovenberg, Ph.D.
                                              Helicon Therapeutics, Inc.
                                              106 Charles Lindbergh Boulevard
                                              Uniondale, NY 11553



      Notices shall be deemed given as of the date of receipt.

11. This Agreement shall be construed in accordance with the laws of the State of New York.

12. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. This Agreement may not be assigned by either party, except that the parties may assign this Agreement and their rights and interest, in whole or in part, to any of their affiliates, any purchaser of all


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      or substantially all of its assets or to any successor corporation resulting from any merger or consolidation with or into such corporation.

13. This Agreement may be amended, modified, superseded or canceled, and any of its terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provision shall in no manner affect the rights at a later time to enforce the same.

14. No person not a party to this Agreement shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any other person or entity.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


                                        Oncogene Science, Inc.


                                        By:__________________________________

                                        Title:_______________________________


                                        Helicon Therapeutics, Inc.


                                        By:__________________________________

                                        Title:_______________________________


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